UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): September 27, 2024

INNOVEX INTERNATIONAL, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-13439	74-2162088
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

19120 Kenswick Drive,
Humble, Texas	77338
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: 346-398-0000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	INVX	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 4.01	Changes in Registrant’s Certifying Accountant.

As previously reported, on September 6, 2024, Innovex International, Inc., a Delaware corporation formerly named Dril-Quip, Inc. (the “Company”), completed its business combination with Innovex Downhole Solutions, Inc., a Delaware corporation (“Pre-Merger Innovex”), pursuant to that certain Agreement and Plan of Merger, dated as of March 18, 2024, as amended by the First Amendment to the Agreement and Plan of Merger, dated as of June 12, 2024 (the “Merger Agreement”), by and among the Company, Pre-Merger Innovex, Ironman Merger Sub, Inc., a Delaware corporation and a direct wholly owned subsidiary of the Company, and DQ Merger Sub, LLC, a Delaware limited liability company and a direct wholly owned subsidiary of the Company (the “Merger”). In connection with the completion of the Merger, the Company changed its name from “Dril-Quip, Inc.” to “Innovex International, Inc.”

For accounting purposes, the Merger was treated as a reverse acquisition and, as such, the historical financial statements of the accounting acquirer, Pre-Merger Innovex, which have been audited by Grant Thornton LLP (“GT”), become the historical consolidated financial statements of the Company. In a reverse acquisition, a change of accountants presumptively occurs unless the same accountant audited the pre-transaction financial statements of both the legal acquirer and the accounting acquirer.

Dismissal of Independent Registered Public Accounting Firm

GT served as the independent registered public accounting firm of Pre-Merger Innovex prior to the completion of the Merger. On September 27, 2024, the Audit Committee of the board of directors of the Company dismissed GT as the Company’s independent registered public accounting firm.

GT’s reports on Pre-Merger Innovex’s consolidated financial statements as of and for the fiscal years ended December 31, 2023 and December 31, 2022 did not contain an adverse opinion or disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principles.

During the fiscal years ended December 31, 2023 and December 31, 2022 and the subsequent interim period through September 27, 2024, (i) there were no disagreements within the meaning of Item 304(a)(1)(iv) of Regulation S-K, between Pre-Merger Innovex and GT on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, any of which that, if not resolved to GT’s satisfaction, would have caused GT to make reference to the subject matter of any such disagreement in connection with its reports for such years and interim period, and (ii) there were no reportable events within the meaning of Item 304(a)(1)(v) of Regulation S-K, except for the material weakness in the internal controls over financial reporting of Pre-Merger Innovex disclosed in the Company’s Registration Statement on Form S-4 that was declared effective by the Securities and Exchange Commission on August 6, 2024.

The Company provided GT with a copy of the above disclosures and requested that GT furnish a letter addressed to the Securities and Exchange Commission stating whether it agrees with the statements made herein. A copy of GT’s letter dated October 1, 2024 is filed as Exhibit 16.1 to this Current Report on Form 8-K.

Appointment of the Incoming Independent Registered Public Accounting Firm

On September 27, 2024, the Audit Committee of the board of directors of the Company approved the continuation of PricewaterhouseCoopers LLP (“PwC”) as the Company’s independent registered public accounting firm.

During the fiscal years ended December 31, 2023 and December 31, 2022 and the subsequent interim period through September 27, 2024, neither the Company nor anyone on the Company’s behalf consulted with PwC regarding (i) the application of accounting principles to a specified transaction, either completed or proposed; or the type of audit opinion that might be rendered on the Company’s financial statements, and no written report or oral advice was provided to the Company by PwC that PwC concluded was an important factor considered by the Company in reaching a decision as to the accounting, auditing or financial reporting issue; or (ii) any matter that was either the subject of a disagreement, as that term is described in Item 304(a)(1)(iv) of Regulation S-K, or a reportable event, as that term is defined in Item 304(a)(1)(v) of Regulation S-K, other than PwC’s role as Dril-Quip, Inc.’s independent registered public accountant, where a material weakness in Dril-Quip, Inc.’s internal control over financial reporting was identified relating to a classification error associated with an inventory write-down, as disclosed in its amended Annual Report on Form 10-K/A for the fiscal year ended December 31, 2023 filed with the Securities and Exchange Commission on July 8, 2024.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

16.1	Letter from Grant Thornton LLP addressed to the Securities and Exchange Commission dated October 1, 2024

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INNOVEX INTERNATIONAL, INC.

By:	/s/ Adam Anderson
Adam Anderson
Chief Executive Officer

Date: October 1, 2024